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EXHIBIT 99.1

        News Release
NYSE:NOR

Contacts:

Investors/Media:

Roger Schrum
605-978-2848
roger.schrum@northwestern.com

NORTHWESTERN REPORTS FIRST QUARTER 2003 FINANCIAL RESULTS

Company Reports Earnings of 26 Cents Per Share,
Including Gain of 73 Cents Per Share from the Extinguishment of Debt

SIOUX FALLS, S.D.—May 15, 2003—NorthWestern Corporation (NYSE:NOR), one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, today reported earnings on common stock of $9.9 million or 26 cents per diluted share for the quarter ended March 31, 2003, compared with a loss on common stock of $52.4 million or $1.91 per diluted share for the first quarter of 2002.

Results for the first quarter of 2003 included a $27.3 million or 73 cents per share gain from the extinguishment of a subordinated note of Expanets, NorthWestern's communications services business, on March 13, 2003. In addition, first quarter 2003 results included a loss of $2.6 million from discontinued operations related to the sale of certain business locations of Blue Dot, the Company's heating, ventilation and air conditioning business. In comparison, results in the first quarter of 2002 were significantly impacted by $40.0 million in losses from the discontinued operations of CornerStone Propane, a retail propane provider, and a $20.7 million charge for the retirement of an acquisition term loan.

"Without the gain from the cancellation of debt, NorthWestern would have reported a loss for the first quarter of 2003," said Gary G. Drook, NorthWestern's Chief Executive Officer. "While cash and cash equivalents increased during the quarter due to financing activities, our operations continued to use more cash than they brought in."

Consolidated revenues for the quarter ended March 31, 2003, were $563.2 million, a 27.8 percent increase from $440.7 million in the first quarter of 2002. The increase in consolidated revenues during the first quarter of 2003 was due primarily to higher electric and natural gas revenues of $112.5 million, of which the Company's Montana utility operations contributed $100.7 million. Results in the first quarter of 2003 included three months of Montana utility operations, compared with two months in the same period in 2002 due to the February 2002 effective date of the acquisition of the Montana operations. Revenues during the first quarter of 2003 also increased by $18.7 million at Blue Dot, due to previous acquisitions and growth in same unit sales, but were offset by a $10.4 million reduction in revenues from Expanets due primarily to continued weak telecommunications market conditions. Consolidated operating income for the first quarter of 2003 was $37.3 million, compared with operating income of $13.0 million in the first quarter of 2002.

NorthWestern Reports First Quarter 2003 Financial Results
May 15, 2003

Results from Core Utility Operations

NorthWestern's core electric and natural gas utility, NorthWestern Energy, reported operating income of $53.0 million for the quarter ended March 31, 2003, compared with operating income of $42.3 million for the first quarter of 2002. Revenues for the first quarter of 2003 increased to $286.2 million, compared with $173.7 million for the first quarter of 2002. Results for the first quarter of 2003 included three months from Montana operations, compared with two months in the same period in 2002 due to the February 2002 effective date of acquisition of the Montana operations.

Total sales of electricity increased to approximately 2.7 million megawatt hours during the first quarter of 2003, compared with approximately 1.8 million megawatt hours sold during the same period in 2002. Total sales of natural gas grew to approximately 16.4 million MMBTU, compared with 10.5 million MMBTU in the first quarter of 2002. Sales of electricity and natural gas during the first quarter of 2002 included only two months from Montana operations.

Retail and wholesale megawatt hours sold from the Company's Montana electric operations increased by 5.3 percent and 3.0 percent, respectively, during February and March of 2003, compared with the same months in 2002. South Dakota electric operations experienced a 6.5 percent increase in retail volumes during the first quarter of 2003, compared with the same period in 2002 as a result of colder weather.

Retail natural gas volumes (MMBTU) from the Company's Montana natural gas operations decreased 3.8 percent during February and March of 2003, compared with the same months in 2002. Retail natural gas volumes from South Dakota and Nebraska operations increased 8.8 percent, while wholesale natural gas volumes increased 10.9 percent in the first quarter of 2003, compared to the same period in 2002. The higher volumes from the South Dakota and Nebraska operations were due to colder weather and increased wholesale volumes sold to ethanol facilities.

Results from Nonutility Operations

During the first quarter of 2003, Expanets reported an operating loss of $5.2 million, compared with operating losses of $23.4 million in the first quarter of 2002. The reduction in losses resulted from an increase in gross margin and a decline in operating expenses. Revenues in the first quarter of 2003 were $168.8 million, compared with $179.3 million in the first quarter of 2002. The decline in revenues was primarily due to continued softness in the telecommunications equipment market and problems with Expanets' EXPERT billing and collection system implementation that have contributed to an erosion of its customer base.

NorthWestern Reports First Quarter 2003 Financial Results
May 15, 2003

Blue Dot reported an operating loss of $1.4 million from continuing operations in the first quarter of 2003, compared with an operating loss of $1.9 million in the same period in 2002. Revenues for the first quarter of 2003 were $97.7 million, compared with revenues of $79.0 million during the same period in 2002. The increase in revenues is due to acquisitions made after the first quarter of 2002 along with increased same unit sales at core business locations.

During the first quarter of 2003, Blue Dot committed to sell 16 underperforming noncore business locations, of which nine were sold during the quarter and the remaining seven were sold in April 2003. Blue Dot received $1.8 million from the sale of the 16 noncore locations, of which $1.4 million was related to the nine locations sold in the quarter ended March 31, 2003. In addition to cash proceeds, minority interest shareholders surrendered 8.1 million shares of Blue Dot Class C common stock. Results from the locations sold during the quarter are reported as discontinued operations in the Company's consolidated income statement.

"In overview, NorthWestern's first quarter results illustrate why our strategy going forward is focused on our core electric and natural gas utility operations," said Drook. "We are continuing to take action to implement our turnaround plan, which includes selling noncore businesses and assets and applying net proceeds to reduce debt. In addition, we are focusing on building liquidity, stabilizing operations at Expanets and Blue Dot, reducing costs company wide and strengthening internal financial controls."

Trust Preferred Securities

NorthWestern has five wholly owned special-purpose business trusts, NWPS Capital Financing I (NYSE:NOR PrA), NorthWestern Capital Financing I (NYSE:NOR PrB); NorthWestern Capital Financing II (NYSE:NOR PrC), NorthWestern Capital Financing III (NYSE:NOR PrD) and Montana Power Capital I (NYSE:MTP PrA). The sole assets of these trusts are the investments in subordinated debentures, which are interest bearing. NorthWestern has a right, on one or more occasions, to defer interest payments in the subordinated debentures for up to 20 consecutive quarters unless a default under the subordinated debentures has occurred and is continuing. If the Company defers interest payments on the subordinated debentures, cash distributions on the trust preferred securities will also be deferred. The payment of the upcoming distributions is under review and while NorthWestern's Board of Directors has not yet made a formal decision, it is likely that such payments will be deferred.

Annual Shareholders Meeting

The Board of Directors of NorthWestern has established Tuesday, Aug. 26, 2003, at 2 p.m. Central time as the time for the annual meeting of shareholders in Sioux Falls, S.D. A proxy statement related to the annual meeting will be mailed to all common shareholders of record as of June 27, 2003.

About NorthWestern

NorthWestern Corporation is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving approximately 598,000 customers in Montana, South Dakota and Nebraska. NorthWestern also has investments in Expanets, Inc., a leading nationwide provider of networked communications and data services to small and mid-sized businesses, and Blue Dot Services Inc., a provider of heating, ventilation and air conditioning services to residential and commercial customers.

NorthWestern Reports First Quarter 2003 Financial Results
May 15, 2003

Forward-Looking Statements

STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: All statements contained herein, as well as statements made in press releases and oral statements that may be made by us or by officers, directors or employees acting on our behalf, that are not statements of historical fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Among the factors that could cause our actual results or outcomes to differ materially are: our success in implementing our turnaround plan, which is dependent upon receiving significant proceeds from the sale of non-core assets; if we are unable to significantly reduce our debt, restructure our debt or obtain additional capital, then our ability to fund our operations and service our substantial indebtedness will be adversely affected; risks regarding the shareholder class action lawsuit relating to the disposition of the energy assets by The Montana Power Company, including our acquisition of the electric and natural gas transmission and distribution business formerly held by The Montana Power Company, together with ERISA litigation regarding The Montana Power Company ESOP and 401(k) plan; risks of existing shareholder and derivative litigation and additional litigation and regulatory action in connection with the restatement of our 2002 quarterly financial statements and the potential liability from any such litigation or regulatory action; our ability to address and fully correct inadequacies or material weaknesses in our internal controls and thereafter to maintain an effective internal controls structure; the risk of disruption of Expanets' business, including the loss of key employees, customers and suppliers, and reduction in the value of such business and its assets as a result of our efforts to sell or dispose of Expanets, or its assets, and our limited ability to provide further funds to such business; adverse federal, state, or local legislation or regulation or adverse determinations by regulators; costs associated with environmental liabilities and compliance with environmental laws; unscheduled outages, maintenance or repairs; the adverse impact of weather conditions and seasonal fluctuations; unanticipated changes in commodity prices or in fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments; the risk of vendors requiring additional credit support, including letters of credit, or other constraints on credit; our ability to recover transition costs; disallowance by the Montana Public Service Commission of the recovery of the costs incurred in entering into our default supply portfolio contracts while we are required to act as the "default supplier;" increases in interest rates; our credit ratings with Moody's, Standard & Poor's and Fitch; the rate of growth and economic conditions in our service territories; a lack of minority interest basis, which requires us to recognize an increased share of operating losses at certain of our subsidiaries; the ability of our unregulated businesses to obtain independent financing without reliance on us; possible future actions and developments of CornerStone Propane Partners L.P., Expanets, Inc. and Blue Dot Services Inc.; changes in general economic and competitive conditions in the markets in which we may compete; risks regarding business uncertainties related to the occurrence of natural disasters, war, hostilities and the threat of terrorist actions; and other factors identified from time to time in our filings with the SEC. This news release should be read in conjunction with our Annual Report on Form 10-K for 2002, as amended, and any subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, which can be located at www.sec.gov or requested from the Company.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors.

# # #

NorthWestern Reports First Quarter 2003 Financial Results
May 15, 2003

NORTHWESTERN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended March 31
	2003	2002
Operating Revenues	$563,192	$440,669
Cost of Sale	315,365	257,716

Gross Margin	247,827	182,953

Operating Expenses
Selling, general and administrative	183,188	143,269
Depreciation	21,339	19,630
Amortization of intangibles	6,043	7,071

	210,570	169,970

Operating Income	37,257	12,983
Interest Expense	(44,297)	(24,801)
Gain (Loss) on Debt Extinguishment	27,292	(20,688)
Investment Income and Other	63	695

Income (Loss) From Continuing Operations Before Income Taxes and Minority Interests	20,315	(31,811)
Benefit (Provision) for Income Taxes	(332)	12,149

Income (Loss) From Continuing Operations Before Minority Interests	19,983	(19,662)
Minority Interests in Net Loss of Consolidated Subsidiaries	—	14,914

Income (Loss) from Continuing Operations	19,983	(4,748)
Discontinued Operations, Net of Taxes and Minority Interests	(2,591)	(41,382)

Net Income (Loss)	17,392	(46,130)
Minority Interests on Preferred Securities of Subsidiary Trusts	(7,473)	(6,225)
Dividends on Preferred Stock	—	(48)

Earnings (Loss) on Common Stock	$9,919	$(52,403)

Average Common Shares Outstanding	37,397	27,397
Earnings (Loss) Per Average Common Share
Continuing operations	$0.33	$(0.40)
Discontinued operations	(0.07)	(1.51)

Basic	$0.26	$(1.91)

Diluted Earnings (Loss) per Average Common Share:
Continuing operations	$0.33	$(0.40)
Discontinued operations	(0.07)	(1.51)

Diluted	$0.26	$(1.91)

NorthWestern Reports First Quarter 2003 Financial Results
May 15, 2003

NORTHWESTERN CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except per share amounts)

	March 31, 2003	December 31, 2002
ASSETS
Current Assets:
Cash and cash equivalents	$96,714	$45,263
Restricted cash	45,357	28,081
Accounts receivable, net	269,158	275,740
Inventories	75,466	84,041
Regulatory assets	15,580	15,430
Other	87,628	63,529
Assets held for sale	42,665	42,665
Current assets of discontinued operations	7,122	10,273

Total current assets	639,690	565,022

Property, Plant and Equipment, Net	1,248,385	1,253,746
Goodwill	400,095	400,095
Other Intangible Assets, Net	112,101	118,144
Other:		—
Investments	76,022	85,236
Regulatory assets	199,190	201,075
Deferred tax asset	3,000	—
Other	77,055	58,239
Noncurrent assets of discontinued operations	57	32

Total assets	$2,755,595	$2,681,589

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
Current maturities of long-term debt	$42,427	$57,878
Accounts payable	112,083	100,065
Accrued expenses	307,613	316,346
Regulatory liabilities	17,058	32,236
Current liabilities of discontinued operations	5,121	7,399

Total current liabilities	484,302	513,924

Long-term Debt	1,807,331	1,704,016
Deferred Income Taxes	—	173
Noncurrent Regulatory Liabilities	35,004	35,002
Other Noncurrent Liabilities	496,145	503,961

Total liabilities	2,822,782	2,757,076

Commitments and Contingencies (Note 15)
Minority Interests	9,040	10,340
Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts	370,250	370,250
Shareholders' Deficit:
Common stock, par value $1.75; authorized 50,000,000 shares; issued and outstanding 37,396,762	65,444	65,444
Paid-in capital	304,862	304,781
Treasury stock, 187,412 and 174,016 shares at cost	(3,559)	(3,560)
Retained deficit	(808,686)	(818,605)
Accumulated other comprehensive loss	(4,538)	(4,137)

Total shareholders' deficit	(446,477)	(456,077)

Total liabilities and shareholders' deficit	$2,755,595	$2,681,589

NorthWestern Reports First Quarter 2003 Financial Results
May 15, 2003

NORTHWESTERN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended March 31
	2003	2002
Operating Activities:
Net Income (Loss)	$17,392	$(46,130)
Items not affecting cash:
Depreciation	21,339	19,630
Amortization	6,043	7,071
Loss on discontinued operations	2,591	41,382
(Gain) Loss on debt extinguishment	(27,292)	20,688
Deferred income taxes	(3,173)	291
Minority interests in net losses of consolidated subsidiaries	—	(14,914)
Changes in current assets and liabilities, net of acquisitions:
Restricted cash	(17,276)	(2,249)
Accounts receivable	6,582	(66,027)
Inventories	8,575	24,725
Other current assets	(24,099)	6,512
Accounts payable	12,018	(23,676)
Accrued expenses	(2,895)	17,232
Change in regulatory assets	1,735	(7,296)
Change in regulatory liabilities	(15,176)	574
Other, net	(1,609)	175

Cash flows used in continuing operations	(15,245)	(22,012)
Change in net assets of discontinued operations	(1,743)	(2,123)

Cash flows used in operating activities	(16,988)	(24,135)

Investment Activities:
Property, plant and equipment additions	(16,558)	(12,344)
Proceeds from sale of assets	580	—
Purchase of investments	(36,126)	(8,370)
Proceeds from sale of investments	44,960	357
Acquisitions, net of cash received	—	(482,982)

Cash flows used in investing activities	(7,144)	(503,339)

Financing Activities:
Dividends on common and preferred stock	—	(8,746)
Minority interest on preferred securities of subsidiary trusts	(7,473)	(6,225)
Issuance of long-term debt	393,337	719,118
Issuance of preferred securities of subsidiary trusts	—	117,750
Repayment of long-term debt	(33,451)	(31,514)
Line of credit repayments, net	(251,122)	(144,951)
Financing costs	(24,908)	(36,028)
Subsidiary repurchase of minority interests	(800)	(8,697)
Proceeds from termination of hedge	—	7,878

Cash flows provided by financing activities	75,583	608,585

Increase in Cash and Cash Equivalents	51,451	81,111
Cash and Cash Equivalents, beginning of period	45,263	37,158
Cash and Cash Equivalents, end of period	$96,714	$118,269

Supplemental Cash Flow Information:
Cash paid (received) during the period for:
Income Taxes	$4,693	$(6,220)
Interest	48,998	18,496
Non-cash transactions:
Note payable to settle employment contract	$5,838	$—
Debt assumed in acquisitions	—	511,121
Assets acquired in exchange for debt	—	237
Interest capitalized associated with internally developed software	—	1,297

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  EXHIBIT 99.1
NORTHWESTERN CORPORATION CONSOLIDATED STATEMENTS OF INCOME (LOSS) (Unaudited) (in thousands, except per share amounts)
NORTHWESTERN CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited) (in thousands, except per share amounts)
NORTHWESTERN CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in thousands)